EXHIBIT 10.3.8

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             AMENDMENT NO. 8 TO EMPLOYMENT CONTRACT


      AGREED, as of the 13th day of June 1996, between the Federal Agricultural Mortgage Corporation (FAMC) and Nancy E. Corsiglia (you) that the existing employment contract between the parties hereto, dated May 11, 1989, as amended by letter dated December 14, 1989, Employment Agreement Amendment No. 2 dated February 14, 1991, Amendment to Employment Agreement dated as of June 1, 1993, Amendment No. 4 to Employment Contract dated as of June 1, 1993, Amendment No. 5 to Employment Contract dated as of June 1, 1994, Amendment No. 6 to Employment Contract dated as of June 1, 1995 and Amendment No. 7 to Employment Contract dated as of February 8, 1996 (collectively, the Agreement), be and hereby is amended as follows:

      Section 1 and subsection 8(a)(iii) of the Agreement are replaced in their entireties with the following new section and subsection, respectively:

      1. Term. The term of your employment shall continue until June 1, 1999 or any earlier effective date of termination pursuant to Paragraph 8 hereof (the "Term").

      8(a) (iii)  FAMC may terminate your employment without
   "cause" at any time.   Such termination shall become
   effective on the earlier of June 1, 1999 or two years from the date of notice of such termination.

      As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation           Employee



By:_____________________________
Title:  President